ARTICLES OF INCORPORATION
                                 OF
                       PROSPECTOR ENERGY, INC.

   The undersigned, a natural person being more than eighteen years of age, acting as incorporator of a corporate pursuant to the provisions of the General Corporation Laws of the State of Nevada, does hereby adopt the following Articles of Incorporation for such corporation:

                            Article I
                              Name

   The name of the corporation is Prospector Energy, Inc.

                           Article II
                            Duration

   The duration of the corporation is perpetual.

                         Article III
                          Purposes

   The purposes for which this corporation is organized are:

   Section 1. To engage in any lawful business or activity which may be conducted under the laws of the State of Nevada or any other state or nation wherein this corporation shall be authorized to transact business.

   Section 2. To purchase or otherwise acquire, own, mortgage, sell, manufacture, assign and transfer or otherwise dispose of, invest, trade, deal in and with real and personal property, of every kind, class and description.

   Section 3. To issue promissory notes, bonds, debentures, and other evidences of indebtedness in the furtherance of any of the stated purposes of the corporation.

   Section 4. To enter into or execute contracts of any kind and character, sealed or unsealed, with individuals, firms, associations, corporations (private, public or municipal), political subdivisions of the United States or with the Government of the United States.

   Section 5. To acquire and develop any interest in patents, trademarks and copyrights connected with the business of the corporation.

   Section 6. To borrow money, without limitation, and give a lien on any of its property as security for any borrowing.

   Section 7. To acquire by purchase, exchange or otherwise, all or any part of, or any interest in, the properties, assets, business and good will of anyone or more persons, firms, associations, or corporations either within or out of the State of Nevada; pay for the same in cash, property or the corporation's own or other securities; hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, assume or guaranty performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

   Section 8. To purchase, receive, take, or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with the corporation's shares and its other securities from time to time to the extent, in the manner and upon terms determined by the Board of Directors; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when the purchase would cause any impairment of the corporation's capital, except to the extent permitted by law.

   Section 9. To reorganize, as an incorporator, or cause to be organized under the laws of any State of the United States of America, or of any commonwealth, territory, agency or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of the conduction and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

   Section 10. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any of the objects herein enumerated, or which shall at any time appear conductive to or expedient for the protection or benefit of the corporation.

                       Article IV
                     Capitalization

   Section 1. The authorized capital of this corporation shall consist of the following stock:
      a. Thirty million common shares, $0.01 par value. Each common share shall have equal rights as to voting and in the event of dissolution and liquidation. There shall be no cumulative voting by shareholders.

   Section 2. The shareholders shall have no preemptive rights to acquire any shares of this corporation.

   Section 3. The common and preferred stock of the corporation, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

                         Article V
                     Principal Office

   The address of the registered office of the corporation is 3340 Topaz, Suite 210, Las Vegas, Nevada 89121 and the resident agent at that address is International Venture Capital and Advisory, Inc. The corporation may maintain such other offices, either within or out of the State of Nevada, as the Board of Directors may from time to time determine or the business of the corporation may require.

                       Article VI
                       Directors

   The corporation shall be governed by a Board of Directors. There shall be one (1) or more directors as to serve, from time to time, as elected by the Shareholders, or by the Board of Directors in case of vacancy. The original Board of Directors shall be comprised of one (1) person and the name and the address of the person who is to serve as the director until the first annual meeting of Shareholders and until successors are elected and shall is:
      Robert Kropf
      6975 South Union Park Center, Suite 600
      Salt Lake City, Utah 84124

                     Article VII
                  Indemnification

   As the Board of Directors may from time to time provide in the Bylaws or by resolutions, the corporation may indemnify its officers, directors, agents and other persons to the full extent permitted by the laws of the state of Nevada.

                        Article VIII
                        Incorporator

    The name and address of the incorporator is:
         Robert Kropf
         6975 South Union Park Center, Suite 600
         Salt Lake City, Utah 84124

    Dated this 13th day of September, 1999.


                                     /s/ Robert Kropf
                                     __________________
                                     Robert Kropf


                          ARTICLES OF AMENDMENT
                    TO THE ARTICLES OF INCORPORATION
                                    OF
                          PROSPECTOR ENERGY, INC.

   Pursuant to the provisions of the Nevada Business Corporations Act, the Undersigned corporation adopts the following amendment to the Articles of Incorporation by way of shareholder consent.

      1. The following amendment of the Articles of Incorporation was adopted by a majority of the shareholders of the company effective September 20, 1999. Said articles are hereby amended and shall read as follows:
 ---------------------------------------------------------------------------
                               Article I
                                 Name

   The name of the corporation is PEOPLE'S WAY.COM, INC.

                              Article IV
                            Capitalization

   Section 1. The authorized capital of this corporation shall consist of the following stock:
      a.  One hundred million shares, $0.001 par value.  Each...
 ---------------------------------------------------------------------------
   2. Additionally, the shareholders consented to a reverse split of the Company's common stock on a 400 to 1 basis.

   3. The number of shares of the corporation outstanding at the time of adoption was approximately 30,000,000; and the number of shares entitled to vote thereon were the same.

   4. The number of shares voting in favor of the section was 24,020,000. The shareholders consenting to the action represent a majority of the issued and outstanding shares.

     Dated this 21st day of September, 1999.

                                  /s/ Robert Kropf
                                  _________________
                                  Robert Kropf, President

                                  /s/ Robert Kropf
                                  ________________
                                  Robert Kropf, Secretary


                             ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION
                                      OF
                             PEOPLE'S WAY.COM, INC.


   Pursuant to the provisions of the Nevada Business Corporations Act, the Undersigned corporation adopts the following corrective amendment to the Articles of Incorporation by way of shareholder consent.

   1. The following amendment of the Articles of Incorporation was adopted by consent of a majority of the shareholders of the company effective September 20, 1999. Said articles are hereby amended and shall read as follows:

 ---------------------------------------------------------------------------
                               ARTICLE I
                                 NAME

   The name of the corporation is Peoplesway.Com, Inc.
 ---------------------------------------------------------------------------

   2. The number of shares of the corporation outstanding at the time of adoption was approximately 30,000,000; and the number of shares entitled to vote thereon were the same.

   3. The number of shares voting in favor of the action was 24,020,000. The shareholders consenting to the action represented a majority of the issued and outstanding shares.


     Effective the 21st day of September, 1999.


                                       /s/ Robert Kropf
                                       _________________
                                       Robert Kropf, President

/s/ Robert Kropf
_________________
Robert Kropf, Secretary